Exhibit 10.1
DERMATOLOGY PRODUCT CANDIDATE
RIGHT OF FIRST OFFER AGREEMENT
     THIS DERMATOLOGY PRODUCT CANDIDATE RIGHT OF FIRST OFFER AGREEMENT (“Agreement”) is entered into as of April 21, 2008, by and between Cato BioVentures, a North Carolina corporation (“CBV”), and Echo Therapeutics, Inc., a Minnesota corporation (“Echo”).
RECITALS
     WHEREAS, CBV and Echo (collectively, the “Parties”) are engaged in the evaluation, research, development, acquisition and/or commercialization of new drug and biologic candidates for the treatment of dermatological disorders.
     WHEREAS, the Parties have a preexisting strategic business relationship and share a common interest in the identification, acquisition, development and commercialization of dermatological product opportunities and wish to expand their strategic business relationship under this Agreement.
     WHEREAS, the purpose of this Agreement is to establish the terms and conditions of the agreement between the Parties concerning dermatology product opportunity rights of first offer.
     NOW, THEREFORE, in consideration of the premises, the agreements of the Parties set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
     1. Definitions. The following terms used in this Agreement and not defined elsewhere shall have the meanings set forth below, except as the context otherwise requires:
     “Affiliate” means, with respect to any person, an entity that directly or indirectly, majority owns, or is majority owned by, or is under common majority ownership with, that person.
     “Available Product Opportunity” means a dermatology small molecule drug or protein biologic product candidate or transdermal drug delivery technology (“Product Candidate”) of which CBV is or becomes aware of during the term of this Agreement that has the following characteristics: (i) is owned or licensed by CBV; or (ii) is owned or legally held under license by a third party which has asked CBV to disclose such Product Candidate to Echo for the purposes described in this Agreement; or (iii) may be disclosed by CBV to Echo without causing the Parties to breach any obligation of confidentiality or any other legal obligation or duty to any third party.
     “Owner” means the owner or licensor of an Available Product Opportunity.

     2. Offer of Available Product Opportunities.
     (a) Right of First Offer. When CBV becomes aware of an Available Product Opportunity, CBV shall promptly notify Echo of such Available Product Opportunity and proceed within a reasonable time frame to discuss the Available Product Opportunity exclusively with Echo for a period of at least ninety (90) days (the “Echo Exclusivity Period”); provided, however, that CBV may discuss the Available Product Opportunity with an Affiliate of CBV and the Owner during the Echo Exclusivity Period.
     (b) Limitations. Notwithstanding any of the foregoing to the contrary, during the Echo Exclusivity Period, (i) CBV or an Affiliate may review, acquire or develop any Available Product Opportunity at any time with the prior consent of Echo; (ii) CBV shall not be required to notify Echo of an Available Product Opportunity if Owner objects to or restricts CBV’s notification and discussion of the Available Product Opportunity to Echo; and (iii) CBV shall not be required to either obtain rights to an Available Product Opportunity for the benefit of Echo or incur any costs or expend any time in assisting Echo in obtaining such Available Product Opportunity rights.
     3. Consideration of Available Product Opportunities. Upon CBV’s notification of an Available Product Opportunity to Echo, Echo agrees to expeditiously inform CBV whether Echo is interested in pursuing such Available Product Opportunity. If Echo has not given notice to CBV of its interest in pursuing the Available Product Opportunity within ninety (90) days of the date CBV gives notice to Echo of the Available Product Opportunity, then Echo shall be deemed to have declined the Available Product Opportunity and CBV shall be free to offer the Available Product Opportunity to any third-party free of Echo’s right of first offer under this Agreement.
     4. Confidentiality.
     (a) Confidential Information. In the course of performing their obligations under this Agreement, certain information transmitted among the Parties will contain information that is confidential in nature (“Confidential Information”). For purposes of this subsection, the party disclosing Confidential Information will be referred to as “Disclosing Party” and the party receiving information will be referred to as “Receiving Party.” Confidential Information may include information about a party, a client of a party or other persons, and will include the terms of this Agreement and information concerning Available Product Opportunity. Disclosing Party will mark all tangible embodiments of Confidential Information as such prior to providing it to Receiving Party. It is understood, however, that Confidential Information will not include, and the obligations of confidentiality and nondisclosure will not apply to, information if it: (i) is in the public domain at the time Disclosing Party discloses it to Receiving Party; (ii) enters the public domain subsequent to the time of Disclosing Party’s disclosure to Receiving Party without any fault or disclosure on the part of Receiving Party; (iii) was known to Receiving Party prior to the disclosure by Disclosing Party, free of any obligation of confidence, as evidenced by Receiving Party’s written records or other competent evidence; (iv) is independently developed by Receiving Party without reference to Confidential Information; or (v) is required to be disclosed by law or order of a court of competent jurisdiction or regulatory authority, provided that Receiving Party shall promptly notify Disclosing Party when such requirement to disclose arises, and shall cooperate with Disclosing Party so as to enable Disclosing Party to (x) seek an appropriate protective order and (y) make any applicable claim of confidentiality with respect to the Confidential Information.
     (b) Use of Confidential Information. Receiving Party shall neither use Disclosing Party’s Confidential Information nor reproduce it except to the extent necessary for (i) negotiations, discussions and consultations with the personnel or authorized representatives of Disclosing Party or, in the case of Available Product Opportunities, Owner, or (ii) for the purpose of performing its obligations under this Agreement. Upon completion of the obligations under this Agreement that use the Confidential Information, or upon termination of this Agreement, Receiving Party shall, when requested by Disclosing Party in writing, promptly return to Disclosing Party all of the Confidential Information provided by Disclosing Party.
     5. Term. This Agreement shall terminate in its entirety on December 31, 2010, provided, however, that the Parties may extend the term of this Agreement by mutual consent.
     6. Entire Agreement. This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral. This Agreement may only be amended by a written instrument signed by all Parties.
     7. Miscellaneous.
     (a) Notices. All notices or other communications to be sent to any party pursuant to this Agreement shall be in writing and shall be properly given if addressed to such party at its address as given at the end of this Agreement and (i) delivered personally, (ii) delivered by Federal Express or other courier service of recognized standing, (iii) deposited in the United States mail, prepaid and registered or certified with return receipt requested, or (iv) transmitted via telecopier or other similar device to the attention of such person. Such notice shall be deemed given when received by the party to which it is addressed as indicated by, as the case may be, the records of the delivery service, the records of the courier, the date on the signed return United States mail receipt, or the date of the telecopy answerback. A party may change its delivery address by delivering to the other parties written notice of such change in the manner set forth in this Section.
     (b) Binding Effect. Except as otherwise provided in this Agreement, this Agreement shall inure to the benefit of and be binding upon the undersigned parties and their respective heirs, representatives, successors, and permitted assigns.
     (c) Assignment. This Agreement may not be assigned without the prior written consent of the other party, except that any of the Parties may assign this Agreement in connection with a merger or the sale of all or substantially all of its stock or assets.
     (d) Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

CATO BIOVENTURES		ECHO THERAPEUTICS, INC.

By:	/s/ Lynda Sutton	By:	/s/ Patrick T. Mooney, M.D.

Title:	President	Title:	Chief Executive Officer
Date: April 21, 2008		Date: April 21, 2008

Notice Information:	Notice Information:

Cato BioVentures	Echo Therapeutics, Inc.
Westpark Corporate Center	10 Forge Parkway
4364 South Alston Avenue	Franklin, MA 02141
Durham, North Carolina 27713-2280

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